UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2008

CORUS BANKSHARES, INC.
 (Exact name of registrant as specified in its charter)

Minnesota	0-06136	41-0823592
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3959 N. Lincoln Ave., Chicago, Illinois	60613
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (773) 832-3088

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02:   Results of Operations and Financial Condition

On April 29, 2008, Corus Bankshares, Inc. (the “Company”) publicly released information regarding the Company’s financial condition and results of operations for the quarter ended March 31, 2008. The quarterly earnings report is attached as Exhibit 99.1.

ITEM 8.01:    Other Events

On April 29, 2008, the Company released information stating that the regular quarterly cash dividend had been eliminated. The dividend announcement was contained in both the quarterly earnings report and in a press release. The quarterly earnings report and the press release are attached as Exhibits 99.1 and 99.2, respectively.

In addition, Robert J. Glickman, President and Chief Executive Officer of the Company, sent a letter to shareholders addressing the actions taken by the Board of Directors with respect to eliminating the dividend. A copy of the letter sent by Mr. Glickman is furnished as exhibit 99.3 to this report.

ITEM 9.01:    Financial Statements and Exhibits

(d)   Exhibits *

Exhibit No.	Description

99.1	Quarterly Earnings Report of Corus Bankshares, Inc. and announcement of dividend elimination dated April 29, 2008*

99.2	Press release providing notification of published financial information and announcement of dividend elimination dated April 29, 2008

99.3	Letter to Shareholders dated April 29, 2008

*   Exhibits furnished pursuant to Item 2.02, are not deemed filed in accordance with Item 9.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 30, 2008	By:	CORUS BANKSHARES, INC. (Registrant) /s/ Michael E. Dulberg

Michael E. Dulberg Senior Vice President and Chief Accounting Officer (Principal Accounting Officer and duly authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Quarterly Earnings Report of Corus Bankshares, Inc. and announcement of dividend elimination dated April 29, 2008*

99.2	Press release providing notification of published financial information and announcement of dividend elimination dated April 29, 2008

99.3	Letter to Shareholders dated April 29, 2008

*   Exhibits furnished pursuant to Item 2.02, are not deemed filed in accordance with Item 9.01.